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                                                                    EXHIBIT 4-7

                              SECOND AMENDMENT TO
                  THE DETROIT EDISON SAVINGS & INVESTMENT PLAN
                     FOR EMPLOYES REPRESENTED BY LOCAL 223
                             OF THE UTILITY WORKERS
                                UNION OF AMERICA

         The Detroit Edison Savings & Investment Plan for Employes Represented by Local 223 of the Utility Workers Union of America, as restated in its entirety as of March 1, 1995, and as amended as of January 1, 1996, is further amended as of January 1, 1996 as follows:

                                       I.


Section 4.1 shall be amended to add the following as the new fourth sentence thereof:

         Effective with the first pay period ending in July, 1995, a Participant may make an Employe Contribution to the Plan of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% of his or her Basic Compensation
each pay period, provided, however, that the fifteen percent (15%) maximum shall be reduced by the percent, if any, elected under Section 4.2.

                                      II.

Section 4.2 shall be amended to add the following as the new fourth sentence thereof:

         Effective with the first pay period ending in July, 1995, a Participant may elect to have his or her Basic Compensation reduced each pay period by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% and
have his or her Employer contribute such amount to the Plan, provided, however, that the fifteen percent (15%) maximum shall be reduced by the percent, if any, elected under Section 4.2.

                                      III.

The words "Employe" or "Employes" shall hereby be replaced with the words "Employee" or "Employees", respectively.

                                      IV.

Any reference to the "Savings Plan Committee" shall hereby be changed to the "Savings & Investment Plan Committee".
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                                       V.

Except as provided herein, the Plan shall remain in full force and effect.


Dated________________

                                THE DETROIT EDISON COMPANY



                                By:  ____________________________
                                     Chairman of its Board of Directors